Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2002, in the Registration Statement (Form SB-2) and related Prospectus of Path 1 Network Technologies Inc. for the registration of its common stock and warrants to be filed on or about May 28, 2003.

/s/  Ernst & Young LLP

San Diego, California

May 28, 2003